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EXHIBIT 23(a)



We consent to the incorporation by reference in the Registration Statement (Form S-8 dated January 24, 1997) pertaining to The LTV Corporation Salaried Employee Stock Option Plan of our report dated January 23, 1997, with respect to the consolidated financial statements of The LTV Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP

Cleveland, Ohio
January 23, 1997